EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 8, 2010

January 8, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	1.7%	1.7%	1.7%
Class B Units	1.7%	1.7%	1.7%
Legacy 1 Class Units	1.6%	1.6%	1.6%
Legacy 2 Class Units	1.6%	1.6%	1.6%
GAM 1 Class Units	1.0%	1.0%	1.0%
GAM 2 Class Units	0.9%	0.9%	0.9%
GAM 3 Class Units	0.9%	0.9%	0.9%

S&P 500 Total Return Index2	2.7%	2.7%	2.7%
Barclays Capital U.S. Long Government Index2	-0.2%	-0.2%	-0.2%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs:
Sector/Market	Price Action	Cause
Corn and Wheat	Increase	U.S. dollar and crude oil strength and increased demand forecasts
Soybeans	Decrease	Record-high supply forecasts from Brazil

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector, as are Grant Park’s shorter-term trading advisors.

Currencies:
Sector/Market	Price Action	Cause
U.S. Dollar	Decrease	Delayed interest rate hikes caused by worse-than-expected U.S. unemployment data
Australian and New Zealand Dollars	Decrease	U.S. dollar liquidations
Great British Pound	Decrease	Investor concerns regarding the U.K.’s fiscal outlook

Grant Park’s longer-term trading advisors are predominantly short the U.S. dollar.  Grant Park’s shorter-term trading advisors are predominantly long the U.S. dollar.

Energy:
Sector/Market	Price Action	Cause
Crude Oil and Natural Gas	Increase	Cold weather in the U.S. and improved industrial demand forecasts

Grant Park’s longer-term trading advisors are predominantly long the energy sector, while Grant Park’s shorter-term trading advisors are predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities:
Sector/Market	Price Action	Cause
Global Equity Markets	Increase	Positive economic indicators from the Eurozone and improved export demand from Asia

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income:
Sector/Market	Price Action	Cause
U.S. Treasuries	Increase	Delayed interest rate hikes caused by worse-than-expected U.S. unemployment data
European Fixed-Income Markets	Increase	Decreased demand for U.S. debt
Japanese Government Bonds	Decrease	Investor concerns regarding Japanese fiscal policy

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Metals:
Sector/Market	Price Action	Cause
Gold and Silver	Increase	U.S. dollar weakness
Industrial Metals	Decrease	Strong German industrial production data

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.